UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Co-Chief Investment Officer

On May 22, 2018, the Board of Directors (the “Board”) of Alexandria Real Estate Equities, Inc. (the “Company”) elected Daniel J. Ryan as Co-Chief Investment Officer and Regional Market Director — San Diego, effective as of May 22, 2018. In connection with such election, Peter M. Moglia’s title was also amended by the Board to Co-Chief Executive Officer and Co-Chief Investment Officer, effective as of May 22, 2018.

With over 30 years of commercial real estate experience and almost two decades of life science real estate experience, Mr. Ryan is known for being forward thinking, prioritizing value-creation projects and attracting and nurturing partnerships with innovative tenants. Mr. Ryan has been responsible for the management of the Company’s San Diego asset base and operations and has led the growth and transformation of the region, tripling its footprint to nearly 5 million RSF (including development projects) and increasing its annual rental revenue by more than 300 percent as of the end of 1Q18.

Prior to the effective date of Mr. Ryan’s election, he served as Executive Vice President — Regional Market Director — San Diego & Strategic Operations since May 2012. Mr. Ryan previously served as the Company’s Senior Vice President — Regional Market Director — San Diego & Strategic Operations from June 2010, when the Company acquired certain assets of Mr. Ryan’s company, Veralliance Properties, Inc. (“Veralliance”), to May 2012. During his tenure with the Company, Mr. Ryan has been responsible for the management of the Company’s San Diego region asset base and operations, as well as involvement with developments, redevelopments, joint ventures, financing, leasing, and other strategic opportunities outside the San Diego region. Prior to joining the Company, Mr. Ryan was Chief Executive Officer of Veralliance, a commercial real estate developer, which he founded in 2002. Veralliance owned, managed, developed, and leased an approximately $1 billion portfolio primarily consisting of life science assets in the greater San Diego region. Veralliance had significant institutional equity partners, including a REIT, Prudential Real Estate Investors, and UBS. Prior to 2002, Mr. Ryan worked in the commercial real estate industry in Southern California. He was a founding principal of Pacific Management Services, Inc., a commercial developer focused on value-added transactions in the greater San Diego area, including life science, office, industrial, and multifamily transactions. Mr. Ryan is a board member of BIOCOM, a Southern California trade organization, the San Diego Economic Development Corporation, a not-for-profit regional body comprising business, government, and civic leaders committed to maximizing economic growth, and the Policy Advisory Board of the University of San Diego — School of Real Estate. He is also a member of the NAIOP and the Urban Land Institute, both public policy organizations focused on public advocacy of the built environment. Mr. Ryan received his Bachelor of Science degree in Economics, cum laude, from the University of Wisconsin— Madison and was admitted to Omicron Delta Epsilon, the honor society for excellence in achievement in the study of economics. Mr. Ryan will continue to be based in San Diego.

Amended Executive Employment Agreement

On May 22, 2018, the Company entered into an amended executive employment agreement (the “Agreement”) with Mr. Ryan pursuant to his election as Co-Chief Investment Officer and Regional Market Director — San Diego, which Agreement became effective as of May 22, 2018.  As amended, the Agreement reflects Mr. Ryan’s new position, duties and reporting structure and provides that his annual base salary will be $595,000 effective as of May 22, 2018. Mr. Ryan will continue to be eligible for an annual bonus and periodic equity awards as the Board may determine.

The Agreement provides that Mr. Ryan is employed at-will, with the term of the Agreement beginning May 22, 2018 and ending on the date that the Agreement is terminated by either party pursuant to the provisions thereof. The Agreement further provides that Mr. Ryan’s base salary shall increase annually by no less than a cost-of-living adjustment based on an index published by the United States Department of Labor.

The Agreement provides that if Mr. Ryan’s employment terminates without cause or Mr. Ryan resigns for good reason not in connection with a change in control of the Company, Mr. Ryan is entitled to receive severance generally equal to one year of Mr. Ryan’s base salary and a cash incentive bonus equal to the cash incentive bonus Mr. Ryan earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination). The Agreement further provides that if, upon or within two years following a change in control of the Company, the Company terminates the Agreement without cause or Mr. Ryan terminates the Agreement for good reason, Mr. Ryan is entitled to receive severance generally equal to a multiple of Mr. Ryan’s base salary and a cash incentive bonus equal to a multiple of the cash incentive bonus amount Mr. Ryan earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination). The multiple for Mr. Ryan has been set as 2x.  In any of the foregoing cases, all of Mr. Ryan’s unvested shares of restricted stock in the Company will vest on Mr. Ryan’s last day of employment and Mr. Ryan will receive a prorated grant of fully vested stock based on the Company’s grant to Mr. Ryan for the prior year and the number of days employed in the year of termination and an additional grant of restricted stock (on a fully vested basis) equal to the higher of the number of shares of restricted stock that the Company had determined to grant to Mr. Ryan for the prior year, but had not yet granted as of termination, or the average number of shares of restricted stock granted to Mr. Ryan for the second, third and fourth years prior to the year in which Mr. Ryan’s employment terminates.

The Agreement also provides that if the Company terminates Mr. Ryan’s employment without cause, or Mr. Ryan terminates his or her employment for good reason, the Company will pay the applicable premiums for Mr. Ryan’s continued coverage under the Company’s health insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for up to 12 months after Mr. Ryan’s last day of employment with the Company or a taxable payment calculated such that the after-tax amount of the payment would be equal to the applicable COBRA health insurance premiums if the Company determines that it cannot pay COBRA premiums without a substantial risk of violating applicable law.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2018.

Press Release Regarding Election of Co-Chief Investment Officer

A copy of the Company’s press release relating to the events described herein is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01     Financial Statements and Exhibits

(d)                                 Exhibits

99.1	Press release, dated May 23, 2018, regarding election of Co-Chief Investment Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: May 23, 2018	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Co-President and Chief Financial Officer